ACP CONTINUUM RETURN FUND II, LLC
                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT











                                                                JANUARY 28, 2002


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                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I       DEFINITIONS....................................................1

ARTICLE II      ORGANIZATION; ADMISSION OF MEMBERS.............................4

    2.1      FORMATION OF LIMITED LIABILITY COMPANY............................4

    2.2      NAME..............................................................5

    2.3      PRINCIPAL AND REGISTERED OFFICE...................................5

    2.4      DURATION..........................................................5

    2.5      OBJECTIVE AND BUSINESS OF THE COMPANY.............................5

    2.6      BOARD OF DIRECTORS................................................5

    2.7      MEMBERS...........................................................6

    2.8      ORGANIZATIONAL MEMBER.............................................6

    2.9      BOTH DIRECTORS AND MEMBERS........................................7

    2.10     LIMITED LIABILITY.................................................7

ARTICLE III     MANAGEMENT.....................................................7

    3.1      MANAGEMENT AND CONTROL............................................7

    3.2      ACTIONS BY THE BOARD OF DIRECTORS.................................8

    3.3      MEETINGS OF MEMBERS...............................................8

    3.4      CUSTODY OF ASSETS OF THE COMPANY..................................9

    3.5      OTHER ACTIVITIES OF MEMBERS AND DIRECTORS.........................9

    3.6      DUTY OF CARE.....................................................10

    3.7      INDEMNIFICATION..................................................10

    3.8      FEES, EXPENSES AND REIMBURSEMENT.................................12

ARTICLE IV      TERMINATION OF STATUS OF INVESTMENT MANAGER AND
                DIRECTORS, TRANSFERS AND REPURCHASES..........................12

    4.1      TERMINATION OF STATUS OF THE INVESTMENT MANAGER..................12

    4.2      TERMINATION OF STATUS OF A DIRECTOR..............................13

    4.3      REMOVAL OF THE DIRECTORS.........................................13

    4.4      TRANSFER OF UNITS OF MEMBERS.....................................13

    4.5      REPURCHASE OF UNITS..............................................14

ARTICLE V       CAPITAL.......................................................15

    5.1      CONTRIBUTIONS TO CAPITAL.........................................15


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                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE


    5.2      RIGHTS OF MEMBERS TO CAPITAL.....................................16

    5.3      CAPITAL ACCOUNTS.................................................17

    5.4      ALLOCATION OF NET PROFIT AND NET LOSS............................17

    5.5      ALLOCATION OF CERTAIN EXPENDITURES...............................17

    5.6      RESERVES.........................................................17

    5.7      TAX ALLOCATIONS..................................................18

    5.8      DISTRIBUTIONS....................................................20

    5.9      WITHHOLDING......................................................20

ARTICLE VI      DISSOLUTION AND LIQUIDATION...................................20

    6.1      DISSOLUTION......................................................20

    6.2      LIQUIDATION OF ASSETS............................................21

ARTICLE VII     ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS..................22

    7.1      ACCOUNTING AND REPORTS...........................................22

    7.2      DETERMINATIONS BY THE BOARD OF DIRECTORS.........................22

    7.3      VALUATION OF ASSETS..............................................22

ARTICLE VIII    MISCELLANEOUS PROVISIONS......................................23

    8.1      AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT.................23

    8.2      SPECIAL POWER OF ATTORNEY........................................23

    8.3      NOTICES..........................................................24

    8.4      AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS....................25

    8.5      APPLICABILITY OF INVESTMENT COMPANY ACT AND FORM N-2.............25

    8.6      CHOICE OF LAW; ARBITRATION.......................................25

    8.7      NOT FOR BENEFIT OF CREDITORS.....................................26

    8.8      CONSENTS.........................................................26

    8.9      MERGER AND CONSOLIDATION.........................................27

    8.10     PRONOUNS.........................................................27

    8.11     CONFIDENTIALITY..................................................27

    8.12     CERTIFICATION OF NON-FOREIGN STATUS..............................28

    8.13     SEVERABILITY.....................................................28

    8.14     FILING OF RETURNS................................................28


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                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

    8.15     TAX MATTERS PARTNER..............................................28

    8.16     SECTION 754 ELECTION.............................................29



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                        ACP CONTINUUM RETURN FUND II, LLC
                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT

     THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT of ACP Continuum Return Fund II, LLC (the "Company") is dated as of __________, 2002 by and among Robert
E. Turner and John Connors as the Directors, Ascendant Capital Partners, LLC (the "Organizational Member") and those persons hereinafter admitted as Members.

                              W I T N E S S E T H:

     WHEREAS, the Company has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to an initial Certificate of Formation (the "Certificate") dated and filed with the Secretary of State of Delaware on January 28, 2002;

     NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

                                   ARTICLE I.

                                   DEFINITIONS

For purposes of this Agreement:

ADMINISTRATOR                 The person who provides administrative services to
                              the Company pursuant to an administrative services agreement.

ADVISERS ACT                  The Investment Advisers Act of 1940 and the rules,
                              regulations and orders thereunder, as amended from time to time, or any successor law.

AFFILIATE                     An affiliated person of a person as such term is
                              defined in the Investment Company Act.

AGREEMENT                     This Limited Liability Company Operating
                              Agreement, as amended from time to time.

ALLOCATION PERIOD             The period commencing on the Initial Closing Date,
                              and thereafter each period commencing on the day immediately following the last day of the preceding Allocation Period, and ending at the close of business on the first to occur of the following dates: (1) the last day of each month;
                              (2) the last day of each Taxable Year; (3) the day preceding each day on which Units are purchased pursuant to Section 5.1; (4) each day on which Units are repurchased; and (5) any day as of which this Agreement provides for any amount to be credited to or debited against the Capital Account of any Member, other than an amount to be credited to or debited against the Capital


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                              Accounts of all Members in accordance with their
                              respective Investment Percentages.

BOARD OF DIRECTORS            The Board of Directors established pursuant to
                              Section 2.6.

CAPITAL ACCOUNT               With respect to each Member, the capital account
                              established and maintained on behalf of each Member pursuant to Section 5.3 hereof.

CERTIFICATE                   The Certificate of Formation of the Company and
                              any amendments thereto as filed with the office of the Secretary of the State of Delaware.

CODE The United States Internal Revenue Code of 1986, as amended from time to time, or any successor law.

COMPANY The limited liability company governed hereby, as such limited liability company may from time to time be constituted.

DELAWARE ACT                  The Delaware Limited Liability Company Act as in
                              effect on the date hereof and as amended from time to time, or any successor law.

DIRECTOR An individual designated as a director of the Company pursuant to the provisions of Section 2.6 of the Agreement and who serves on the Board of Directors of the Company. Each Director of the Company shall serve in the capacity of a "Manager" as such term is defined under the Delaware Act.

FISCAL YEAR                   The period commencing on the Initial Closing Date
                              and ending on December 31, 2002, and thereafter each period commencing on January 1 of each year and ending on December 31 of each year (or on the date of a final distribution pursuant to Section
                              6.2 hereof), unless the Board of Directors shall elect another fiscal year for the Company.

FORM N-2 The Company's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

INDEPENDENT DIRECTORS         Those Directors who are not "interested persons"
                              of the Company as such term is defined in the Investment Company Act.

INITIAL CLOSING DATE          The first date on or as of which a Member other
                              than the Organizational Member is admitted to the Company.


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INTERESTED DIRECTORS          Those Directors who are "interested persons" of
                              the Company as such term is defined in the Investment Company Act.

INVESTMENT MANAGEMENT
AGREEMENT                     A separate written agreement entered into by the
                              Company pursuant to which the Investment Manager provides Management Services to the Company.

INVESTMENT COMPANY ACT        The Investment Company Act of 1940 and the rules,
                              regulations and orders thereunder, as amended from time to time, or any successor law.

INVESTMENT MANAGER            Ascendant Capital Partners, LLC and any other
                              investment adviser who enters into an Investment
                              Management Agreement to manage the portfolio of investments for the Company from time to time.

INVESTMENT PERCENTAGE         A percentage established for each Member on the
                              Company's books as of the first day of each Allocation Period. The Investment Percentage of a
                              Member for an Allocation Period shall be determined by dividing the balance of the Member's
                              Capital Account as of the commencement of such Allocation Period by the sum of the Capital
                              Accounts of all the Members as of the commencement of such Allocation Period. The sum of the Investment Percentages of all Members for each Allocation Period shall equal 100%.

MANAGEMENT SERVICES           Such investment advisory and other services as the
                              Investment Manager is required to provide to the Company pursuant to the Investment Management
                              Agreement.

MEMBER Any person who shall have been admitted to the Company as a member (including any Director in such person's capacity as a member of the Company but excluding any Director in such person's capacity as a Director of the Company) until the Company repurchases the Units of such person as a member pursuant to Section 4.5 hereof or a substituted Member or Members are admitted with respect to any such person's Units as a member pursuant to Section 4.4 hereof; such term includes the Investment Manager to the extent the Investment Manager makes a capital contribution to the Company and shall have been admitted to the Company as a member.

NET ASSETS                    The total value of all assets of the Company, less
                              an amount equal to all accrued debts, liabilities and obligations of the Company, calculated before giving effect to any repurchases of Units.


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NET PROFIT OR NET LOSS        The amount by which the Net Assets as of the close
                              of business on the last day of an Allocation
                              Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Allocation Period (or, with respect to the initial Allocation Period of the Company, at the close of business on the Initial Closing Date), such amount to be adjusted to exclude any items to be allocated among the Capital Accounts of the Members on a basis which is not in accordance with the respective Investment Percentages of all Members as of the commencement of such Allocation Period pursuant to Sections 5.5 and 5.6 hereof.

ORGANIZATIONAL MEMBER         Ascendant Capital Partners, LLC

SECURITIES                    Securities (including, without limitation, U.S.
                              and non-U.S. equities, debt obligations, options, and other "securities" as that term is defined in
                              Section 2(a)(36) of the Investment Company Act) and any contracts for forward or future delivery of any security, debt obligation or currency, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations or currencies, and any options thereon, as well as investments in registered investment companies and private investment funds.

TAXABLE YEAR                  The 12-month period ending December 31 of each
                              year.

TRANSFER The assignment, transfer, sale, encumbrance, pledge or other disposition of all Units or any individual Unit, including any right to receive any allocations and distributions attributable to a Unit or Units.

UNDERLYING FUNDS              Investment funds in which the Company may invest.

UNITS An ownership interest in the Company of a Member, or other person to whom Units of a Member or any portion thereof has been transferred pursuant to
                              Section 4.4 hereof, including the rights and obligations of such Member or other person under this Agreement and the Delaware Act.


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                                  ARTICLE II.

                       ORGANIZATION; ADMISSION OF MEMBERS

     2.1 FORMATION OF LIMITED LIABILITY COMPANY.

     The Board of Directors shall execute and file in accordance with the Delaware Act any amendment to the Certificate and shall execute and file with applicable governmental authorities any other instruments, documents and certificates which, in the opinion of the Company's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company.

     2.2 NAME.

     The name of the Company shall be "ACP Continuum Return Fund II, LLC" or such other name as the Board of Directors may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) sending notice thereof to each Member.

     2.3 PRINCIPAL AND REGISTERED OFFICE.

     The Company shall have its principal office at 1235 Westlakes Drive, Suite 350, Berwyn, Pennsylvania 19312, or at such other place designated from time to time by the Board of Directors. The Company shall have its registered office in Delaware at 1013 Center Road, Wilmington, Delaware 19805-1297, and shall have Corporation Service Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board of Directors.

     2.4 DURATION.

     The term of the Company commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Company is dissolved pursuant to Section 6.1 hereof.

     2.5 OBJECTIVE AND BUSINESS OF THE COMPANY.

          (a) The objective and business of the Company is to purchase, sell (including short sales), invest and trade in Securities, on margin or otherwise, and to engage in any financial or derivative transactions relating thereto or otherwise. The Company may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions as may in the opinion of the Board of Directors be necessary or advisable to carry out its objective or business.

          (b) The Company shall operate as a closed-end, non-diversified, management investment company in accordance with the Investment Company Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.


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     2.6 BOARD OF DIRECTORS.

          (a) Prior to the Initial Closing Date, the Organizational Member shall designate one person who shall agree to be bound by all of the terms of this Agreement to serve as the initial Independent Director on the Board of Directors and the Investment Manager shall designate one person to serve as the initial Interested Director on the Board of Directors, subject to the election of such persons prior to the Initial Closing Date by the Organizational Member. By signing this Agreement or the signature page of the Company's subscription agreement, a Member admitted on the Initial Closing Date shall be deemed to have voted for the election of each of the initial Directors to the Board of Directors. After the Initial Closing Date, the Board of Directors may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Director of and the provisions of Section
     3.3 hereof with respect to the election of Directors to the Board of Directors by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Director. The names and mailing addresses of the Directors shall be set forth in the books and records of the Company. The number of Directors shall be fixed from time to time by the Board of Directors.

          (b) Each Director shall serve on the Board of Directors for the duration of the term of the Company, unless his or her status as a Director shall be sooner terminated pursuant to Section 4.2 hereof. In the event of any vacancy in the position of Director, the remaining Directors may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds (2/3) of the Directors then serving would have been elected by the Members. The Board of Directors may call a meeting of Members to fill any vacancy in the position of a Director, and shall do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Directors then serving on the Board of Directors.

          (c) In the event that no Director remains to continue the business of the Company, the Investment Manager shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of the Company and, if the business shall be continued, of electing the required number of Directors to the Board of Directors. If the Members shall determine at such meeting not to continue the business of the Company or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity, then the Company shall be dissolved pursuant to
     Section 6.1 hereof and the assets of the Company shall be liquidated and distributed pursuant to Section 6.2 hereof.

     2.7 MEMBERS.

     The Board of Directors may admit one or more Members as of the first day of each calendar month; provided, however, that upon delivery to the Board of Directors of a letter of advice from counsel to the Investment Manager that the admission of Members more often than monthly will not cause the Company to be taxed as a corporation, the Company may, in the discretion of the Board of Directors, admit Members more frequently. Subject to the foregoing terms, Members may be admitted to the Company subject to the condition that each such Member shall execute an appropriate signature page of this Agreement or of the Company's subscription agreement pursuant to which such Member agrees to be bound by all the terms and provisions hereof. The Board of Directors may in its absolute discretion reject any subscription for Units. The admission of any


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person as a Member shall be effective upon the revision of the books and records of the Company to reflect the name and the contribution to the capital of the Company of such additional Member.

     2.8 ORGANIZATIONAL MEMBER.

     Upon the admission of any Member, the Organizational Member shall withdraw from the Company as the Organizational Member and shall be entitled to the return of his or her Capital Contribution, if any, without interest or deduction.

     2.9 BOTH DIRECTORS AND MEMBERS.

     A Member may at the same time be a Director and a Member, in which event such Member's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof or as provided in the Delaware Act.

     2.10 LIMITED LIABILITY.

     Except as provided under applicable law, a Member shall not be liable for the Company's debts, obligations and liabilities solely by reason of being a Member, except that the Member may be obligated to make capital contributions to the Company to repay any funds wrongfully distributed to the Member. A Member may be required to contribute to the Company, whether before or after the Company's dissolution or after the Member ceases to be a Member, such amounts as the Company deems necessary to meet the Company's debts, obligations or liabilities (not to exceed for any Member, the aggregate amount of any distributions, amounts in connection with the repurchase of all or a portion of the Member's Units and any other amounts received by the Member from the Company during or after the fiscal year to which any debt, obligation or liability of the Company is incurred). Except as provided under applicable law, a Director shall not be liable for the Company's debts, obligations and liabilities.

                                  ARTICLE III.

                                   MANAGEMENT

     3.1 MANAGEMENT AND CONTROL.

          (a) Management and control of the business of the Company shall be vested in the Board of Directors, which shall have the right, power and authority, on behalf of the Company and in its name, to exercise all rights, powers and authority of Directors under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Company and their duties hereunder including, but not limited to, the hiring of outside consultants and other persons to assist or advise the Board of Directors. No Director shall have the authority individually to act on behalf of or to bind the Company except within the scope of such Director's authority as delegated by the Board of Directors. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Director shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a Delaware corporation and (ii) each Independent Director shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a closed-end management investment company registered under the Investment Company Act that is organized


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     as a Delaware corporation who is not an "interested person" of such company as such term is defined in the Investment Company Act. During any period in which the Company shall have no Directors, the Investment Manager shall continue to serve as the Investment Manager to the Company and to provide the Management Services to the Company.

          (b) Each Member agrees not to treat, on his personal income tax return or in any claim for a tax refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Company. The Board of Directors shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Company under any provisions of the Code or any other revenue laws.

          (c) Members shall have no right to participate in and shall take no part in the management or control of the Company's business and shall have no right, power or authority to act for or bind the Company. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the Investment Company Act or as otherwise required in the Delaware Act.

          (d) The Board of Directors may delegate to any other person any rights, power and authority vested by this Agreement in the Board of Directors to the extent permissible under applicable law.

     3.2 ACTIONS BY THE BOARD OF DIRECTORS.

          (a) Unless provided otherwise in this Agreement, the Board of Directors shall act only: (i) by the affirmative vote of a majority of the Directors (including the vote of a majority of the Independent Directors if required by the Investment Company Act) present at a meeting duly called at which a quorum of the Directors shall be present (in person or, if in person attendance is not required by the Investment Company Act, by telephone) or (ii) by unanimous written consent of all of the Directors without a meeting, if permissible under the Investment Company Act.

          (b) The Board of Directors may designate certain powers from time to time to a Principal Director who shall preside at all meetings. Meetings of the Board of Directors may be called by the Principal Director or by any two Directors, and may be held on such date and at such time and place as the Board of Directors shall determine. Each Director shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Directors may attend and participate in any meeting by telephone except where in person attendance at a meeting is required by the Investment Company Act. A majority of the Directors shall constitute a quorum at any meeting.

     3.3 MEETINGS OF MEMBERS.

          (a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board of Directors or by Members holding 25% or more of the total number of votes eligible to be cast by all Members, and may be held at such time, date and place as the Board of Directors shall determine. The Board of Directors shall arrange to provide written notice of the


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     meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the Investment Company Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Directors and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

          (b) Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member's Investment Percentage as of the record date for such meeting. The Board of Directors shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

          (c) A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Company before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Company at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

     3.4 CUSTODY OF ASSETS OF THE COMPANY.

     The physical possession of all funds, Securities or other properties of the Company shall at all times, be held, controlled and administered by one or more custodians retained by the Company in accordance with the requirements of the Investment Company Act and the rules thereunder.

     3.5 OTHER ACTIVITIES OF MEMBERS AND DIRECTORS.

          (a) The Directors shall not be required to devote full time to the affairs of the Company, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

          (b) Any Member or Director, and any Affiliate of any Member or Director, may engage in or possess an interest in other business ventures or commercial dealings of every kind


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     and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member or Director shall have any rights in or to such activities of any other Member or Director, or any profits derived therefrom.

     3.6 DUTY OF CARE.

          (a) A Director shall not be liable to the Company or to any of its Members for any loss or damage occasioned by any act or omission in the performance of his or her services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such Director constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Director's office.

          (b) Members not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for a Unit or Units shall be liable to the Company, any Member or third parties only as provided under the Delaware Act.

     3.7 INDEMNIFICATION.

          (a) To the fullest extent permitted by law, the Company shall, subject to Section 3.7(b) hereof, indemnify each Director (including for this purpose his or her executors, heirs, assigns, successors or other legal representatives), against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Director of the Company or the past or present performance of services to the Company by such indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of a Director for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

          (b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Company in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Company amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Company shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill such undertaking, or
     (iii) a majority of the Directors (excluding any Director who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

          (c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) it is approved as in the best interests of the Company by a majority of the Directors (excluding any Director who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Company and that such indemnitee is not liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, or (ii) the Board of Directors secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Company or its Members to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

          (d) Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. In (i) any suit brought by a Director (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this
     Section 3.7 it shall be a defense that, and (ii) in any suit in the name of the Company to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Company shall be entitled to recover such expenses upon a final adjudication that, the Director or other person claiming a right to indemnification under this Section 3.7 has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the Director or other person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Company (or any Member acting derivatively or otherwise on behalf of the Company or its Members).

          (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such indemnitee may otherwise be entitled except out of the assets of the Company, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

          (f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Company to purchase and maintain liability insurance on behalf of any Director or other person.

     3.8 FEES, EXPENSES AND REIMBURSEMENT.

          (a) So long as the Investment Manager provides Management Services to the Company, it shall be entitled to receive fees for such services as may be agreed to by the Investment Manager and the Company pursuant to the Investment Management Agreement.

          (b) The Board of Directors may cause the Company to compensate each Director for his or her services as such. In addition, the Directors shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

          (c) The Company shall bear all of its own operating expenses other than those specifically required to be borne by the Investment Manager or another party pursuant to the Investment Management Agreement or another agreement with the Company. The Investment Manager shall be entitled to reimbursement from the Company for any expenses that it pays on behalf of the Company.

          (d) For purposes of maintaining the Members' Capital Accounts, the Company's organizational expenses shall be allocated by the Managing Member among the Members based on each Member's Investment Percentage as of the allocation date that next follows the Initial Closing Date and the date organizational expenses are incurred. These allocations will thereafter be adjusted, together with allocations of any subsequently incurred organizational expenses, on subsequent allocation dates through and including the date which is twelve months after the Initial Closing Date.

          (e) Subject to procuring any required regulatory approvals, from time to time the Company may, alone or in conjunction with other accounts for which the Investment Manager, or any Affiliate of the Investment Manager, acts as general partner or investment adviser, purchase Insurance in such amounts, from such insurers and on such terms as the Board of Directors shall determine.

                                  ARTICLE IV.

                   TERMINATION OF STATUS OF INVESTMENT MANAGER
                    AND DIRECTORS, TRANSFERS AND REPURCHASES

     4.1 TERMINATION OF STATUS OF THE INVESTMENT MANAGER.

     The status of the Investment Manager shall terminate if the Investment Management Agreement with the Investment Manager terminates and the Company does not enter into a new Investment Management Agreement with the Investment Manager, effective as of the date of such termination.

     4.2 TERMINATION OF STATUS OF A DIRECTOR.

     The status of a Director shall terminate if the Director (i) shall die;
(ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Director (upon not less than 90 days' prior written notice to the other Directors); (iv) shall be removed; (v) shall be certified by a physician to be mentally or physically unable to perform his duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Director; or (viii) shall otherwise cease to be a Director of the Company under the Delaware Act.

     4.3 REMOVAL OF THE DIRECTORS.

     Any Director may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Directors not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

     4.4 TRANSFER OF UNITS OF MEMBERS.

          (a) Units of a Member may be Transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency or dissolution of such Member or (ii) with the written consent of the Board of Directors (which may be withheld in its sole discretion); provided, however, that the Board of Directors may not consent to any Transfer other than a Transfer
     (i) in which the tax basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferor (e.g., certain Transfers to affiliates, gifts and contributions to family partnerships), (ii) to members of the Member's immediate family (brothers, sisters, spouse, parents and children), or
     (iii) a distribution from a qualified retirement plan or an individual retirement account, unless it consults with counsel to the Company and counsel to the Company confirms that such Transfer will not cause the Company to be treated as a "publicly traded partnership" taxable as a corporation.

          (b) The Board of Directors may not consent to a Transfer of Units unless: (i) the person to whom such Units are Transferred is a person whom the Company believes is an accredited investor, as such term is defined in Regulation D under the Securities Act of 1933 or any successor thereto;
     (ii) the person to whom such Units are Transferred (or each of such person's beneficial owners if such person is a "private investment company" as defined in paragraph (d)(3) of Rule 205-3 under the Advisers Act) is a person whom the Company believes meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act; and (iii) all of the Units of the Member are Transferred to a single transferee or, after the Transfer of Units, the balance of the Capital Account of each of the transferee and transferor is not less than $25,000. Any transferee that acquires Units by operation of law as the result of the death, divorce, bankruptcy, insolvency or dissolution of a Member or otherwise, shall be entitled to the allocations and distributions allocable to the Unit or Units so acquired and to Transfer such Unit or Units in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member. If a Member transfers Units with the approval of the Board of Directors, the Board of Directors shall promptly take all necessary actions so that the transferee to whom such Units are transferred is admitted to the Company as a Member. Each Member effecting a Transfer and its transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Company in connection with such Transfer.

          (c) Each Member shall indemnify and hold harmless the Company, the Directors, the Investment Manager, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.4 and (ii) any misrepresentation by such Member in connection with any such Transfer.

     4.5 REPURCHASE OF UNITS.

          (a) Except as otherwise provided in this Agreement, no Member or other person holding a Unit or Units shall have the right to withdraw or tender to the Company for repurchase that person's Units or any portion thereof. The Board of Directors from time to time, in its complete and exclusive discretion and on such terms and conditions as it may determine, may cause the Company to repurchase Units or portions thereof pursuant to written tenders. However, the Company shall not offer to repurchase Units on more than two occasions during any one Fiscal Year unless it has been advised by counsel to the Company to the effect that such more frequent offers would not cause any adverse tax consequences to the Company or the Members. In determining whether to cause the Company to repurchase Units or portions thereof pursuant to written tenders, the Board of Directors shall consider the recommendation of the Investment Manager, and shall also consider the following factors, among others:

               (1) whether any Members have requested to tender Units or portions thereof to the Company;

               (2)  the liquidity of the Company's assets;

               (3) the investment plans and working capital requirements of the Company;

               (4) the relative economies of scale with respect to the size of the Company;

               (5) the history of the Company in repurchasing Units or portions thereof;

               (6)  the economic condition of the securities markets; and

               (7) the anticipated tax consequences of any proposed repurchases of Units or portions thereof.

          (b) The Investment Manager may tender its Units or any portion thereof as a Member under Section 4.5(a) hereof.

          (c) The Board of Directors, in its sole discretion, may require the Company to repurchase, and any Member or any person acquiring a Unit or Units from or through a Member, to sell, a Unit or Units for any reason whatsoever.

          (d) Repurchases of Units or portions thereof by the Company shall be payable promptly after the date of each such repurchase or, in the case of an offer by the Company to repurchase Units, promptly after the expiration date of such repurchase offer in accordance with the terms of the Company's repurchase offer and the repurchase procedures adopted by the Board of Directors, as the same may be amended from time to time. Payment of the purchase price of Units may consist of cash or a promissory note, which need not bear interest. Notwithstanding anything in the foregoing to the contrary, the Board of Directors, in its discretion, may pay all or any portion of the repurchase price in marketable or non-marketable Securities (or any combination of Securities and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased. All repurchases of Units shall be subject to any and all conditions as the Board of Directors may impose in its sole discretion. The amount due to any Member whose Units are repurchased shall be equal to the value of such Member's Capital Account or portion thereof, as applicable, as of the effective date of repurchase, after giving effect to all allocations to be made to such Member's Capital Account as of the close of business on such date.

                                   ARTICLE V.

                                     CAPITAL

     5.1 CONTRIBUTIONS TO CAPITAL.

          (a) The minimum initial contribution of each Member to the capital of the Company shall be such amount as the Board of Directors, in its discretion, may determine from time to time, but in no event shall be less than $25,000. The amount of the initial contribution of each Member on the Initial Closing Date shall be recorded on the books and records of the Company upon acceptance as a purchase of Units with an initial net asset value of $5,000 per Unit. Thereafter contributions of capital shall be recorded on the books and records of the Company upon acceptance as a purchase of Units at the then-existing net asset value per Unit. The Directors shall not be entitled to make voluntary contributions of capital to the Company as Directors of the Company, but may make voluntary contributions to the capital of the Company as Members. The

     Investment Manager may make voluntary contributions to the capital of the Company as a Member.

          (b) The Members may make additional contributions to the capital of the Company of at least $10,000, effective as of such times as the Board of Directors in its discretion may permit, subject to the limitations applicable to the admission of Members pursuant to Section 2.7 hereof, but no Member shall be obligated to make any additional contribution to the capital of the Company except to the extent provided in Section 5.6 hereof.

          (c) Except as otherwise permitted by the Board of Directors, (i) initial and any additional contributions to the capital of the Company by any Member shall be payable in cash or in such Securities that the Board of Directors, in its absolute discretion, may agree to accept on behalf of the Company, and (ii) initial and any additional contributions in cash shall be payable in readily available funds at the date of the proposed acceptance of the contribution. The Company shall charge each Member making a contribution in Securities to the capital of the Company such amount as may be determined by the Board of Directors not exceeding 2% of the value of such contribution in order to reimburse the Company for any costs incurred by the Company by reason of accepting such Securities, and any such charge shall be due and payable by the contributing Member in full at the time the contribution to the capital of the Company to which such charges relate is due. The value of contributed Securities shall be determined in accordance with Section 7.3 hereof as of the date of contribution.

          (d) The minimum initial and additional contributions set forth in (a) and (b) of this Section 5.1 may be reduced by the Board of Directors in accordance with such schedule of reductions as may be adopted by the Board of Directors it its sole discretion.

     5.2 RIGHTS OF MEMBERS TO CAPITAL.

     No Member shall be entitled to interest on any contribution to the capital of the Company, nor shall any Member be entitled to the return of any capital of the Company except (i) upon the repurchase by the Company at the discretion of The Board of Directors of a Unit or all of such Member's Units pursuant to
Section 4.5 hereof, (ii) pursuant to the provisions of Section 5.6(c) hereof or
(iii) upon the liquidation of the Company's assets pursuant to Section 6.2 hereof. No Member shall be liable for the return of any amounts distributed under this Section 5.2. No Member shall have the right to require partition of the Company's property or to compel any sale or appraisal of the Company's assets.

     5.3 CAPITAL ACCOUNTS.

          (a) The Company shall maintain a separate Capital Account for each Member.

          (b) Each Member's Capital Account shall have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) (net of any liabilities secured by such Securities that the Company is considered to assume or take subject to under Section 752 of the Code) constituting such Member's initial contribution to the capital of the Company.

          (c) Each Member's Capital Account shall be increased by the sum of (i) the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) (net of any liabilities secured by such Securities that the Company is considered to assume or take subject to under Section 752 of the Code) constituting additional contributions by such Member to the capital of the Company permitted pursuant to Section 5.1 hereof, plus (ii) all amounts credited to such Member's Capital Account pursuant to Sections 5.4 through 5.6.

          (d) Each Member's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of any Units of such Member or distributions to such Member pursuant to Sections 4.5, 5.8 or 6.2 hereof which are not reinvested (net of any liabilities secured by any asset distributed that such Member is deemed to assume or take subject to under Section 752 of the
     Code), plus (ii) any amounts debited against such Capital Account pursuant to Sections 5.4 through 5.6 hereof.

     5.4 ALLOCATION OF NET PROFIT AND NET LOSS.

     As of the last day of each Allocation Period, any Net Profit or Net Loss for the Allocation Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Investment Percentages for such Allocation Period.

     5.5 ALLOCATION OF CERTAIN EXPENDITURES.

     Except as otherwise provided for in this Agreement and unless prohibited by the Investment Company Act, any expenditures payable by the Company, to the extent determined by the Board of Directors to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be charged to only those Members on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited from the Capital Accounts of such Members as of the close of the Allocation Period during which any such items were paid or accrued by the Company.

     5.6 RESERVES.

          (a) Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Investment Manager or the Board of Directors, such reserves to be in the amounts that the Board of Directors in its sole discretion deems necessary or appropriate. The Board of Directors may increase or reduce any such reserves from time to time by such amounts as the Board of Directors in its sole discretion deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Members at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Members, the amount of such reserve, increase, or decrease shall instead be charged or credited to those parties who were Members at the time, as determined by the Board of Directors in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

          (b) If at any time an amount is paid or received by the Company (other than contributions to the capital of the Company, distributions or repurchases of Units or portions thereof) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all Members at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Company's accounting practices, be treated as applicable to one or more prior Allocation Periods, then such amount shall be proportionately charged or credited, as appropriate, to those parties who were Members during such prior Allocation Period or Periods.

          (c) If any amount is required by paragraph (a) or (b) of this Section
     5.6 to be charged or credited to a party who is no longer a Member, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the Board of Directors determines that such charge or credit is required. In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Company on demand; provided, however, that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member's Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years since the date on which such party ceased to be a Member. To the extent that a former Member fails to pay to the Company, in full, any amount required to be charged to such former Member pursuant to paragraph
     (a) or (b), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Members.

     5.7 TAX ALLOCATIONS.

     For each Taxable Year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member's Capital Account for the current and prior fiscal years (or relevant portions thereof). Allocations under this Section 5.7 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code and in conformity with Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Section and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

     If the Company realizes net capital gains (including net short-term capital gains) for Federal income tax purposes ("gains") for any Taxable Year during or as of the end of which all the Units of one or more Positive Basis Members (as hereinafter defined) are repurchased by the Company pursuant to Article IV, the Board of Directors, in its sole discretion, may allocate such net gains as follows: (i) to allocate such gains among such Positive Basis Members, PRO RATA in proportion to the respective Positive Basis (as hereinafter defined) of each such Positive Basis Member, until either the full amount of such net gains shall have been so allocated or the Positive Basis of each such

Positive Basis Member shall have been eliminated and (ii) to allocate any net gains not so allocated to Positive Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members' Capital Accounts pursuant to Section 5.4.

     If the Company realizes net capital losses for Federal income tax purposes for any Taxable Year during or as of the end of which all the Units of one or more Negative Basis Members (as hereinafter defined) are repurchased by the Company pursuant to Article IV, the Board of Directors in its sole discretion, may allocate such net losses as follows: (i) to allocate such losses among such Negative Basis Members, PRO RATA in proportion to the respective Negative Basis (as hereinafter defined) of each such Negative Basis Member, until either the full amount of such net losses shall have been so allocated or the Negative Basis of each such Negative Basis Member shall have been eliminated; and (ii) to allocate any net losses not so allocated to Negative Basis Members to the other Members in such manner as shall reflect equitably the amounts debited to such Members' Capital Accounts pursuant to Section 5.4.

     As used herein, (i) the term "Positive Basis" shall mean, with respect to any Member and as of any time of calculation, the excess of the amount such Member is entitled to receive upon repurchase of his Units or liquidation of the Company, over such Member's "adjusted tax basis," for Federal income tax purposes, in its Units as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Units, including by reason of death, and without regard to such Member's share of the liabilities of the Company under Section 752 of the
Code), (ii) the term "Positive Basis Member" shall mean any Member whose Units are repurchased by the Company and who has Positive Basis as of the effective date of such repurchase, but such Member shall cease to be a Positive Basis Member at such time as it shall have received allocations pursuant to clause (i) of the second paragraph of this Section 5.7 equal to its Positive Basis as of the effective date of such repurchase, (iii) the term "Negative Basis" means, with respect to any Member and as of any time of calculation the excess of such Member's "adjusted tax basis" in its Units (determined without regard to any adjustments made to such adjusted tax basis by reason of any transfer or assignment of such Units, including by reason of death and without regard to such Member's share of the liabilities of the Company under section 752 of the
Code) over the amount which such Member is entitled to receive upon repurchase of his Units or liquidation of the Company, and (iv) the term "Negative Basis Member" shall mean any Member whose Units are repurchased by the Company and who has a Negative Basis as of the effective date of such repurchase, but such Member shall cease to be a Negative Basis Member at such time if it shall have received allocations equal to such Member's Negative Basis as of the effective date of the repurchase.

     5.8 DISTRIBUTIONS.

     The Board of Directors, in its sole discretion, may authorize the Company to make distributions in cash at any time to all of the Members on a pro rata basis in accordance with the Members' Investment Percentages.

     5.9 WITHHOLDING.

          (a) The Board of Directors may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes from any distribution to any Member to the extent required by the Code or any other applicable law.

          (b) For purposes of this Agreement, any taxes so withheld by the Company with respect to any amount distributed by the Company to any Member shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement and reducing the Capital Account of such Member. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member's Units shall pay to the Company as a contribution to the capital of the Company, upon demand of the Board of Directors, the amount of such excess.

          (c) The Board of Directors shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Board of Directors with such information and forms as such Member may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Company and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

                                  ARTICLE VI.

                           DISSOLUTION AND LIQUIDATION

     6.1 DISSOLUTION.

     The Company shall be dissolved:

          (a) upon the affirmative vote to dissolve the Company by: (i) the Board of Directors or (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members;

          (b) upon the failure of Members to elect a successor Director at a meeting called by the Investment Manager in accordance with Section 2.6(c) hereof when no Director remains to continue the business of the Company;

          (c) upon the expiration of any two year period that commences on the date on which any Member has submitted a written notice to the Company requesting to tender its Units for repurchase by the Company if such Units have not been repurchased by the Company; or

          (d) as required by operation of law.

     Dissolution of the Company shall be effective on the later of the day on which the event giving rise to the dissolution shall occur or the conclusion of any applicable 60 day period during which the Board of Directors and Members may elect to continue the business of the Company as provided above, but the Company shall not terminate until the assets of the Company have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

     6.2 LIQUIDATION OF ASSETS.

          (a) Upon the dissolution of the Company as provided in Section 6.1 hereof, the Board of Directors shall promptly appoint the Administrator as the liquidator and the Administrator shall liquidate the business and administrative affairs of the Company, except that if the Board of Directors does not appoint the Administrator as the liquidator or the Administrator is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall promptly liquidate the business and administrative affairs of the Company. Net Profit and Net Loss during the period of liquidation shall be allocated pursuant to Section 5.4 hereof. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board of Directors or liquidator shall deem appropriate in its sole discretion as applicable) shall be distributed in the following manner:

               (1) the debts of the Company, other than debts, liabilities or obligations to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Company's assets to the Members has been completed, shall first be paid on a pro rata basis;

               (2) such debts, liabilities or obligations as are owing to the Members shall next be paid in their order of seniority and on a pro rata basis; and

               (3) the Members shall next be paid on a pro rata basis in accordance with their respective Capital Accounts after giving effect to all allocations to be made to such Members' Capital Accounts for the Allocation Period ending as of the close of business on the date of the distributions under this Section 6.2(a)(3).

          (b) Anything in this Section 6.2 to the contrary notwithstanding, upon dissolution of the Company, the Board of Directors or other liquidator may distribute ratably in kind any assets of the Company; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profit or Net Loss for the Allocation Period ending on the date of such distribution.

                                  ARTICLE VII.

                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

     7.1 ACCOUNTING AND REPORTS.

          (a) The Company shall adopt for tax accounting purposes any accounting method that the Board of Directors shall decide in its sole discretion is in the best interests of the Company. The Company's accounts shall be maintained in U.S. currency.

          (b) As soon as practicable after the end of each Taxable Year, the Company shall furnish to each Member such information regarding the operation of the Company and such Member's Units as is necessary for Members to complete Federal, state and local income tax or information returns and any other tax information required by Federal, state or local law.

          (c) Except as otherwise required by the Investment Company Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this
     Section 7.1(c) is being made, the Company shall furnish to each Member a quarterly report and an annual report containing the information required by such rule, regulation or order. The Company shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Company may furnish to each Member such other periodic reports as it deems necessary or appropriate in its discretion.

     7.2 DETERMINATIONS BY THE BOARD OF DIRECTORS.

          (a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board of Directors unless specifically and expressly otherwise provided for by the provisions of this Agreement or required by law, and such determinations and allocations shall be final and binding on all the Members.

          (b) The Board of Directors may make such adjustments to the computation of Net Profit, Net Loss or any components comprising either of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Company and the intended allocation thereof among the Members.

     7.3 VALUATION OF ASSETS.

          (a) Except as may be required by the Investment Company Act, the Board of Directors shall value or have valued any Securities or other assets and liabilities of the Company as of the close of business on the last day of each Allocation Period in accordance with such valuation procedures as shall be established from time to time by the Board of Directors and which conform to the requirements of the Investment Company Act. In determining the value of the assets of the Company, no value shall be placed on the goodwill or name of the Company, or the office records, files, statistical data or any similar intangible assets of the Company not normally reflected in the Company's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

          (b) The Company will value interests in Underlying Funds at fair value, whichordinarily will be the value determined by their investment managers in accordance with the policies established by the relevant Underlying Fund.

          (c) The value of Securities and other assets of the Company and the net worth of the Company as a whole determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

                                 ARTICLE VIII.

                            MISCELLANEOUS PROVISIONS

     8.1 AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT.

          (a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with the approval of (i) the Board of Directors or (ii) a majority of the outstanding Units of the Company.

          (b) Any amendment that would:

               (1) increase the obligation of a Member to make any contribution to the capital of the Company;

               (2) reduce the Capital Account of a Member other than in accordance with Article V; or

               (3) modify the events causing the dissolution of the Company; may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or
          (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Directors) to tender its Units for repurchase by the Company.

          (c) The Board of Directors shall cause written notice to be given of any amendment to this Agreement to each Member, which notice shall set forth (i) the text of the amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

     8.2 SPECIAL POWER OF ATTORNEY.

          (a) Each Member hereby irrevocably makes, constitutes and appoints each Director, acting severally, and any liquidator of the Company's assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

               (1) any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

               (2) any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Company; and

               (3) all such other instruments, documents and certificates that, in the opinion of legal counsel to the Company, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company as a limited liability company under the Delaware Act.

          (b) Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Company without such Member's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Company is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Company.

          (c) This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of each of the Directors and as such:

               (1) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Company or Board of Directors shall have had notice thereof; and

               (2) shall survive the delivery of a Transfer by a Member of the whole or any portion of such Member's Units, except that where the transferee thereof has been approved by the Board of Directors for admission to the Company as a substituted Member, this power-of-attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Board of Directors to execute, acknowledge and file any instrument necessary to effect such substitution.

     8.3 NOTICES.

     Notices that may be or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, or if to the Board of Directors or the Investment Manager, by hand delivery, registered or certified mail return receipt requested, commercial courier service, telex or telecopier, and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Company. Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

     8.4 AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

     8.5 APPLICABILITY OF INVESTMENT COMPANY ACT AND FORM N-2.

     The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the Investment Company Act and the Form N-2 that affect numerous aspects of the conduct of the Company's business and of the rights, privileges and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the Investment Company Act and the Form N-2.

     8.6 CHOICE OF LAW; ARBITRATION.

          (a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act without regard to the conflict of law principles of such State.

          (b) UNLESS OTHERWISE AGREED IN WRITING, EACH MEMBER AGREES TO SUBMIT ALL CONTROVERSIES ARISING BETWEEN MEMBERS OR ONE OR MORE MEMBERS AND THE COMPANY TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTANDS THAT:

               (1) ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

               (2) THEY ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL;

               (3) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS;

               (4) THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND A PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY ARBITRATORS IS STRICTLY LIMITED; AND

               (5) THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

          (c) ALL CONTROVERSIES THAT MAY ARISE AMONG MEMBERS AND ONE OR MORE MEMBERS AND THE COMPANY CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION IN BERWYN, PENNSYLVANIA IN ACCORDANCE WITH THE THEN EXISTING RULES OF THE AMERICAN ARBITRATION ASSOCIATION TO THE FULLEST EXTENT PERMITTED BY LAW. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA OR IN ANY OTHER COURT HAVING JURISDICTION OF THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED. ANY NOTICE OF SUCH ARBITRATION OR FOR THE CONFIRMATION OF ANY AWARD IN ANY ARBITRATION SHALL BE SUFFICIENT IF GIVEN IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT. EACH MEMBER AGREES THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM.

          (d) NO MEMBER SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR
     (III) THE MEMBER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

     8.7 NOT FOR BENEFIT OF CREDITORS.

     The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Directors and the Company. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

     8.8 CONSENTS.

     Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Company.

     8.9 MERGER AND CONSOLIDATION.

          (a) The Company may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation that has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

          (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(f) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Company if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

     8.10 PRONOUNS.

     All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

     8.11 CONFIDENTIALITY.

          (a) A Member may obtain from the Company such information regarding the affairs of the Company as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board of Directors.

          (b) Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name and/or address (whether business, residence or mailing) of any Member (collectively, "Confidential Information") without the prior written consent of the Board of Directors, which consent may be withheld in its sole discretion.

          (c) Each Member recognizes that in the event that this Section 8.11 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Company. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Company may be entitled, such Members shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection therewith. In the event that any non-breaching Member or the Company determines that any of the other Members or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

     8.12 CERTIFICATION OF NON-FOREIGN STATUS.

     Each Member or transferee of Units from a Member shall certify, upon admission to the Company and at such other times thereafter as the Board of Directors may request, whether such Member is a "United States Person" within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Company, and shall notify the Company within 30 days of any change in such Member's status. Any Member who shall fail to provide such certification when requested to do so by the Board of Directors may be treated as a non-United States Person for purposes of U.S. federal tax withholding.

     8.13 SEVERABILITY.

     If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

     8.14 FILING OF RETURNS.

     The Board of Directors or its designated agent shall prepare and file, or cause the Administrator or accountants of the Company to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each Taxable Year of the Company.

     8.15 TAX MATTERS PARTNER.

          (a) A Director who is a Member shall be designated on the Company's annual Federal income tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Company for purposes of
     Section 6231(a)(7) of the Code. In the event that no Director is a Member, a Member shall be so designated. Should any Member be designated as the Tax Matters Partner for the Company pursuant to Section 6231(a)(7) of the Code, it shall, and each Member hereby does, to the fullest extent permitted by law, delegate to a Director selected by the Board of Directors all of its rights, powers and authority to act as such Tax Matters Partner and hereby constitutes and appoints such Director as its true and lawful attorney-in-fact, with power to act in its name and on its behalf, including the power to act through such agents or attorneys as it shall elect or appoint, to receive notices, to make, execute and deliver, swear to, acknowledge and file any and all reports, responses and notices and to do any and all things required or advisable, in the Director's judgment, to be done by such a Tax Matters Partner. Any Member designated as the Tax Matters Partner for the Company under Section 6231(a)(7) of the Code shall be indemnified and held harmless by the Company from any and all liabilities and obligations that arise from or by reason of such designation.

          (b) Each person (for purposes of this Section 8.15, called a "Pass-Thru Member") that holds or controls an interest as a Member on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Member is beneficially owned (directly or indirectly) by another person or persons, shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Company holding such interests through such Pass-Thru Member. In the event the Company shall be the subject of an income tax audit by any Federal, state or local authority, to the extent the Company is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Company.

     8.16 SECTION 754 ELECTION.

     In the event of a distribution of Company property to a Member or an assignment or other transfer (including by reason of death) of all or part of the interest of a Member in the Company, the Board of Directors, in its discretion, may cause the Company to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Company property as provided by Sections 734 and 743 of the Code.

EACH OF THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSE SET FORTH IN
SECTION 8.6 AND THE CONFIDENTIALITY CLAUSE SET FORTH IN SECTION 8.11.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DIRECTORS:


----------------------------
Name:


----------------------------
Name:


----------------------------
Name:


ORGANIZATIONAL MEMBER:


----------------------------
Name:

MEMBERS:


Each person who shall sign a Member Signature Page in the Subscription Agreement shall be deemed to have agreed to each of the provisions found herein and shall become a Member upon acceptance by the Board of Directors.